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EXHIBIT 23.1

Apex Silver Mines Limited
Annual Report on Form 10-K
for the
Year Ended December 31, 2003

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53185) and Form S-8 (No. 333-88562) of Apex Silver Mines Limited of our report dated March 8, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Denver, Colorado
March 8, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS